SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2013
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
Registrant’s telephone number, including area code: (203) 352-8600

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

    (a) and (b) World Wrestling Entertainment, Inc. held its Annual Meeting of Stockholders on April 26, 2013. Of the 484,260,310 votes in respect of shares outstanding and entitled to vote, 480,360,238 votes were represented at the meeting, or approximately a 99% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

•	Elected the following nine individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2014 and until their successors have been duly elected and qualified.

	For	Withheld	Broker Non-Votes

Vincent K. McMahon	471,920,159	818,546	7,621,539
Stuart U. Goldfarb	471,991,214	747,485	7,621,539
Patricia A. Gottesman	471,996,090	742,609	7,621,539
David Kenin	471,981,209	757,490	7,621,539
Joseph H. Perkins	471,954,937	783,762	7,621,539
Frank A. Riddick, III	471,975,143	763,556	7,621,539
Jeffrey R. Speed	471,961,542	777,157	7,621,539
Kevin Dunn	471,615,595	1,123,104	7,621,539
Basil V. DeVito, Jr.	471,613,012	1,125,687	7,621,539

Proposal 2 – Ratification of Appointment of Independent Auditors

•
Ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2013. There were 480,030,246 votes for the ratification of the appointment, 272,804 votes against the ratification of the appointment, and 57,188 abstentions.

  Proposal 3 – Advisory Vote on Executive Compensation

•
In an advisory vote, approved the compensation paid to the Company’s named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

For         Against        Abstentions         Broker Non Votes
464,499,950 7,509,301 729,448          7,621,539

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ James W. Langham
James W. Langham
SVP & Assistant General Counsel

Dated: April 26, 2013